SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2007 (January 29, 2007)
BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-25601 (Commission File Number)	77-0409517 (I.R.S. Employer Identification Number)
1745 Technology Drive
San Jose, CA 95110

(Address, including zip code, of principal executive offices)
(408) 333-8000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
EXHIBIT 3.1
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On January 29, 2007, Brocade Communications Systems, Inc. (the “Company”) entered into (i) a First Supplemental Indenture (the “First Supplemental Indenture”) by and among McDATA Corporation, a Delaware corporation (“McDATA”), the Company, and Wells Fargo Bank, National Association, as successor in interest to Wells Fargo Bank Minnesota, National Association, as trustee (“Wells Fargo”), to supplement the Indenture, dated as of February 7, 2003, by and between McDATA and Wells Fargo (as supplemented by the First Supplemental Indenture, the “McDATA Indenture”), providing for the issuance of McDATA’s 2.25% Convertible Subordinated Notes due 2010 (the “McDATA Notes”) and (ii) a Second Supplemental Indenture (the “Second Supplemental Indenture,” and together with the First Supplemental Indenture, the “Supplemental Indentures”) by and among McDATA, McDATA Services Corporation, a Minnesota corporation f/k/a Computer Network Technology Corporation (“McDATA Services”), the Company, and U.S. Bank National Association, a national banking association, as trustee (“U.S. Bank”), to further supplement the Indenture, dated as of February 20, 2002, by and between McDATA Services and U.S. Bank (as previously supplemented by the First Supplemental Indenture dated as of June 1, 2005, by and among McDATA, McDATA Services and U.S. Bank, and as further supplemented by the Second Supplemental Indenture, the “McDATA Services Indenture”) providing for the issuance of McDATA Services’ 3.00% Convertible Subordinated Notes due 2007 (the “McDATA Services Notes”). As of December 31, 2006, $172.5 million of the principal amount of the McDATA Notes was outstanding and $122.4 million of the principal amount of the McDATA Services Notes was outstanding. The McDATA Services Notes mature and all outstanding principal amount will become due and payable by McDATA Services on February 15, 2007. Pursuant to the Supplemental Indentures the Company agreed to fully and unconditionally guarantee all of McDATA and McDATA Services’ obligations under the McDATA Notes and the McDATA Services’ Notes, respectively, including all payments of principal and interest. Interest on the McDATA Notes and the McDATA Services Notes is payable semi-annually in arrears on each February 15 and August 15. Pursuant to the terms of the McDATA Indenture, the McDATA Notes are convertible at any time prior to maturity into shares of common stock of the Company at an initial conversion price of $14.28, subject to the terms and conditions to conversion set forth in the McDATA Indenture. Pursuant to the terms of the McDATA Services Indenture, the McDATA Services Notes are convertible at any time prior to maturity into shares of common stock of the Company at an initial conversion price of $19.67, subject to the terms and conditions to conversion set forth in the McDATA Services Indenture.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On January 29, 2007, the Company completed its acquisition of McDATA by the merger of Worldcup Merger Corporation (“Merger Sub”), a Delaware corporation and direct wholly-owned subsidiary of the Company, with and into McDATA (the “Merger”), in accordance with the Agreement and Plan of Reorganization, dated as of August 7, 2006, as amended (the “Merger Agreement”), by and among the Company, Merger Sub and McDATA. As a result of the Merger, McDATA is now a wholly-owned subsidiary of the Company. McDATA provides storage networking and data infrastructure solutions.
     Pursuant to the terms of the Merger Agreement, each outstanding share of Class A and Class B common stock of McDATA has been converted into the right to receive 0.75 of a share of the Company’s common stock. Additionally, each outstanding option to purchase McDATA Class A or Class B common stock has been assumed by the Company and now represents an option to acquire shares of common stock of the Company, subject to the applicable conversion ratio, on the terms and conditions set forth in the Merger Agreement.
     A copy of the Company’s press release announcing the completion of the acquisition is attached hereto as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth above under Item 1.01, entry into a material definitive agreement, is hereby incorporated by reference in its entirety.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective upon the closing of the Merger and in accordance with the terms of the Merger Agreement, as of January 29, 2007, two members of the Board of Directors of McDATA were appointed to the Board of Directors of the Company: Renato A. DiPentima and John W. Gerdelman. While the Board of Directors of the Company has not yet reviewed or approved any committee appointments, the Nominating and Corporate Governance Committee has recommended that Dr. DiPentima be appointed to serve on the Nominating and Corporate Governance Committee, and that Mr. Gerdelman be appointed to serve on the Compensation Committee. In accordance with the Company’s director compensation policy and pursuant to the Company’s 1999 Director Option Plan, upon their appointment to the Company’s Board of Directors on January 29, 2007, Dr. DiPentima and Mr. Gerdelman each received an automatic and non-discretionary stock option award to purchase 80,000 shares of the Company’s common stock. The stock option has a term of ten years and vests on a quarterly basis over 4 years, provided the director continues to serve as a director of the Company. The exercise price is $8.29 per share, which is the fair market value of the Company’s common stock as determined by reference to the closing sales price of the Company’s common stock on January 29, 2007 on the NASDAQ Global Select Market.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective upon the closing of the Merger, as of January 29, 2007, Article III, Section 3.2 of the Company’s Amended and Restated Bylaws was amended to increase the authorized number of directors of the Company from eight to ten, in anticipation of the appointment of two new directors from McDATA’s Board of Directors to the Company’s Board of Directors in accordance with the terms of the Merger Agreement.
A copy of the Company’s Amended and Restated Bylaws is attached hereto as Exhibit 3.1.
Item 8.01. Other Events.
     On January 29, 2007, the Company announced the authorization of an additional $200 million for stock repurchases, which is in addition to the $52.7 million remaining under the previously announced $100 million stock repurchase program. Such repurchases may be made from time to time on the open market, in negotiated transactions off the market or pursuant to a 10b5-1 plan adopted by the Company. The timing and amount of any shares repurchased under the program will depend on a variety of factors, including price, corporate and regulatory requirements, capital availability and other market conditions.
Item 9.01. Financial Statements and Exhibits.
     The information required by Item 9.01 of Form 8-K in connection with the acquisition of McDATA (as described in Item 2.01 above) is expected to be filed by amendment not later than 71 calendar days after the date the initial report on Form 8-K was required to be filed in accordance with Item 9.01 of Form 8-K.

(c) Exhibits.

Exhibit	Description
3.1	Amended and Restated Bylaws of Brocade Communications Systems, Inc., effective as of January 29, 2007.
99.1	Press Release by Brocade Communications Systems, Inc. dated January 29, 2007.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Dated: February 2, 2007	By:	/s/ Richard Deranleau
Richard Deranleau
Chief Financial Officer and Vice President, Finance

EXHIBIT INDEX

Exhibit	Description
3.1	Amended and Restated Bylaws of Brocade Communications Systems, Inc., effective as of January 29, 2007.
99.1	Press Release by Brocade Communications Systems, Inc. dated January 29, 2007.